SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 20, 2006

LEXINGTON CORPORATE PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12386	13-371318
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2006, Lex GP-1 Trust (“GP-1”), a wholly-owned subsidiary of Lexington Corporate Properties Trust (the “Trust”) and general partner of Lepercq Corporate Income Fund II L.P. (“LCIF II”), entered into the Sixth Amendment (the “LCIF II Amendment”) to the Second Amended and Restated Limited Partnership Agreement of LCIF II, dated as of August 27, 1998, as amended by First Amendment thereto effective as of June 19, 2003, by Second Amendment thereto effective as of June 30, 2003, by Third Amendment thereto effective as of December 8, 2004, by Fourth Amendment thereto effective as of January 3, 2005, and by Fifth Amendment thereto effective as of July 23, 2006.

The purpose of the LCIF II Amendment is to reflect the issuance of 33,954 units of limited partnership interests in LCIF II (the “LCIF II Units) to a certain contributor (the “Contributor”), in partial consideration of the contribution by the Contributor to LCIF II of a certain real property (the “Contribution”).

Item 3.02. Unregistered Sales of Equity Securities

In connection with the Contribution described in Item 1.01 and pursuant to the LCIF II Amendment, LCIF II issued 33,954 LCIF II Units in partial consideration of the contribution of a certain real property. The issuance of the LCIF II Units was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering of securities. The LCIF II Units are redeemable, at the option of the holders thereof, on a one-for-one basis (subject to certain anti-dilution adjustments) for common shares of beneficial interest, par value $0.0001 per share, of the Trust (“Common Shares”), beginning on December 20, 2008, and on each day thereafter. The LCIF II Units are entitled to receive the same distribution per LCIF II Unit that is otherwise received with respect to one Common Share.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1	LCIF II Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust

Date: December 22, 2006	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	LCIF II Amendment